EXHIBIT 99.1

Friday March 27, 6:07 pm Eastern Time

Company Press Release

Tekgraf, Inc., Announces 1997 Fourth Quarter and Year-End Results


ATLANTA--(BUSINESS WIRE)--March 27, 1998--Tekgraf, Inc. (NASDAQ: TKGFA ), a value-added, wholesale distributor of advanced computer graphics products and a manufacturer and distributor of premium computers, mass storage systems and computer peripherals, today announced its financial results for the fourth quarter and the year ended December 31, 1997.


Tekgraf reported a loss of $723,000, or $0.17 per share (basic and diluted) for the fourth quarter and a loss of $393,000, or $0.15 per share (basic and diluted) for the year ended December 31, 1997.


The announcement marked Tekgraf's first report of year-end operating results on a consolidated basis since the Company completed its June 1997 acquisitions (G&R Marketing, Inc., Microsouth, Inc., tekgraf, Inc., Computer Graphics Distributing Company, Intelligent Products Marketing, Inc., and IG Distribution, Inc.) and its initial public offering on November 10, 1997 that raised $12.6 million. Comparative figures for 1996 have not been presented, as they are not directly comparable to 1997 due to the significance of the acquisitions and the public offering described above.


The fourth quarter results reflect significant SG&A expenses, due to the costs associated with operating as a public company and the infrastructure costs of integrating the acquisitions. In addition, they reflect moderate provisions attributable to inventory and accounts receivable and the amortization of goodwill associated with the above acquisitions.


The results of the fourth quarter, as previously announced in December, were further adversely impacted by the slowdown in sales in the market for computer products in that quarter. "Despite the slowdown in sales in the last quarter, we are pleased with Tekgraf's progress toward the accomplishment of our long-term strategic objectives," said Phillip Aginsky, Tekgraf chairman.


Aginsky also added that Tekgraf continues to move forward on the acquisition of three computer graphics wholesale distribution companies. Definitive agreements have been signed but the closing of the acquisitions is subject to the satisfactory completion of due diligence, the receipt of necessary regulatory approvals, and other standard conditions to closing. Management believes that the acquisitions will better position Tekgraf to strengthen its national distribution network.


Additionally, Tekgraf has entered into a distribution alliance with Epson America, Inc., to distribute the new Epson Stylus Pro 5000 digital color proofing system. Tekgraf is also actively pursuing additional distribution alliances with other nationally recognized manufacturers to further increase its ability to offer enterprise wide products and support to its customers.


Tekgraf, Inc. (NASDAQ: TKGFA - news), headquarters in Atlanta, Ga., is a value-added wholesale distributor of advanced computer graphics products and a manufacturer and distributor of premium computers, mass storage systems and computer peripherals. The Tekgraf Graphics Division provides sales, marketing and technical support of high-end computer graphics technologies through reseller channels. The Tekgraf Technology Division is engaged in the manufacture, sale, distribution and support of the Crescent Computer line of Intel-based NT workstations and network servers. Additional information on Tekgraf may be obtained by visiting the company Web site at http://www.tekgraf.com.

                            Tekgraf, Inc.
                          Three Months Ended
                             December 31

Summary of Operations                          1997

Net Sales                                   $ 17,744,000
Cost of Goods Sold                            15,116,000
Loss from Operations                          (1,028,000)
Net Loss                                    $   (723,000)
Common Stock
 Average Shares Outstanding                    4,308,000
Basic and Diluted Loss
 Per Average Share                               $ (0.17)



                            Tekgraf, Inc.
                             Year Ended
                             December 31

Summary of Operations                          1997

Net Sales                                   $ 48,732,000
Cost of Goods Sold                            41,250,000
Income (loss) from Operations                   (201,000)
Net Income (Loss)                           $   (393,000)
Common Stock
 Average Shares Outstanding                    2,581,000
Basic and Diluted Loss
  Per Average Share                              $ (0.15)

This press release contains statements that constitute forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements appear in a number of places in this press release and include all statements that are not historical statement of fact. The words "may," "would," "could," "will," "progress toward," "move forward," "actively pursuing," "increase," "expect," "estimate," "anticipate," "believes," "intends," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that such statements are not guarantees of future performance and involve various risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from those discussed in the forward-looking statements as a result of factors described below. These risks include, but are not limited to, competitive market pressures, material changes in customer demand, availability of labor, the Company's ability to perform contracts, governmental policies adverse to the computer industry, economic and competitive conditions, and other risks outside the control of the Company, as well as those factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's registration statement on Form S-1 (Registration No. 333-33449).
------------------------------------------------------------------------

Contact:

     Tekgraf
     Jeff Camp, CFO
     770/441-1107
         or
     For Tekgraf
     Kristi Kovalak, 404/266-2600
     kristik@duffey.com
         or
     Bob Wice, 404/266-2600
     bobw@duffey.com